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                                                                     Exhibit 3.2

                                    BY-LAWS
                                       OF
                                WATERLINK, INC.
                   AMENDED AND RESTATED AS OF _____ __, 1997

                                   ARTICLE I
                              STOCKHOLDER MEETINGS

         Section 1. Place of Meetings. All meetings of the stockholders of the Corporation shall be held at such place or places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors of the Corporation (the "Board"), or as shall be specified or fixed in the respective notices or waivers of notice thereof.

         Section 2. Annual Meetings. The Annual Meeting of Stockholders shall be held on such date and at such time as may be fixed by the Board and stated in the notice thereof, for the purpose of electing directors and for the transaction of only such other business as is properly brought before the meeting in accordance with these By-Laws.

         To be properly brought before the meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before the Annual Meeting by a stockholder, the stockholder must have been given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 65 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made, whichever first occurs. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the Annual Meeting
(i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting,
(ii) the name and record address of the stockholder proposing such business,
(iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

         Notwithstanding anything in these By-Laws to the contrary, no business shall be transacted at the Annual Meeting except in accordance with the procedures set forth in this Section, provided, however, that nothing in this Section shall be deemed to preclude discussion by any stockholder of any business properly brought before the Annual Meeting.

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         The Chairman of the Annual Meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

         Section 3. Special Meeting. Subject to the rights of the holders of any series of preferred stock of the Corporation (the "Preferred Stock") to elect additional directors under specified circumstances, special meetings of the stockholders may be called by the Chairman of the Board or the President, and shall be called by the President or the Secretary at the request in writing of a majority of the Board. The business transacted at a special meeting shall be confined to the purposes specified in the notice thereof. Special meetings shall be held at such date and at such time as the Board may designate.

         Section 4. Notice of Meeting. Written notice of each meeting of stockholders, stating the place, date and hour of the meeting, and the purpose or purposes thereof, shall be mailed not less than ten nor more than sixty days before the date of such meeting to each stockholder entitled to vote thereat.

         Section 5. Quorum. Unless otherwise provided by statute, the holders of shares of stock entitled to cast a majority of votes at a meeting, present either in person or by proxy, shall constitute a quorum at such meeting. The Secretary of the Corporation or in his absence as Assistant Secretary or an appointee of the presiding officer of the meeting, shall act as the Secretary of the meeting.

         Section 6. Voting. Except as otherwise provided by law or the Restated Certificate of Incorporation, each stockholder entitled to vote at any meeting shall be entitled to one vote, in person or by written proxy, for each share held of record on the record date fixed as provided in Section 4 of Article V of these By-Laws for determining the stockholders entitled to vote at such meeting. Except as otherwise provided by law, the Restated Certificate of Incorporation or these By-Laws, the vote of a majority of any quorum shall be sufficient to elect directors and to pass any resolution within the power of the holders of all the outstanding shares.

         Elections of directors need not be by written ballot; provided, however, that by resolution duly adopted, a vote by written ballot may be required.

         Section 7. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the Corporation. In order to be exercised at a meeting of stockholders,

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proxies shall be delivered to the Secretary of the Corporation or his representative at or before the time of such meeting.

         Section 8. Inspectors. At each meeting of the stockholders the polls shall be opened and closed; the proxies and ballots shall be received and be taken in charge, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by one or more Inspectors, the majority of whom, if more than one be so appointed, shall have power to make a decision. Such Inspector(s) shall be appointed by the Board before the meeting, or in default thereof by the presiding officer at the meeting. If any of the Inspector(s) previously appointed shall fail to attend or refuse or be unable to serve, substitutes shall be appointed by the presiding officer.

         Section 9. Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

                                   ARTICLE II
                               BOARD OF DIRECTORS

         Section 1. Number and Term of Office. The business and affairs of the Corporation shall be managed under the direction of the Board. The number of directors which shall constitute the entire Board shall not be less than six nor more than twelve and shall be determined from time to time by resolution adopted by a majority of the entire Board. Each director shall hold office until the annual meeting for the year in which his term expires, determined in accordance with the provisions of Article Fifth of the Restated Certificate of Incorporation and until his successor is elected and qualified, or until his earlier resignation, removal from office or death.

         Section 2. Election and Qualification. Each director shall be elected in accordance with the provisions of Article Fifth of the Restated Certificate of Incorporation and the provisions of this Section 2. Nominations of persons for election to the Board of the Corporation at the

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Annual Meeting of Stockholders may be made at a meeting of stockholders by or at the direction of the Board of Directors by any nominating committee or person appointed by the Board or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article II. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 65 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person and
(iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14A under the Securities Exchange Act of 1934 as amended; and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as director of the Corporation.

         No person shall be eligible for election as a director of the Corporation at the Annual Meeting of Stockholders unless nominated in accordance with the procedures set forth herein. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

         Section 3. Resignation and Removal. Any director may resign his office at any time by delivering his resignation in writing to the Corporation, and the acceptance of such resignation unless required by the terms thereof shall not be necessary to make such resignation effective. A director may be removed from office only in accordance with the provisions of Article Fifth of the Restated Certificate of Incorporation.

         Section 4. Meetings. The Board may hold its meetings and have an office in such place or places within or without the State of Delaware as the Board by resolution from time to time may determine. The Board may in its discretion provide for regular or stated meetings of the Board. Notice of regular or stated meetings need not be given. Special meetings of the Board shall be held whenever called by direction of the Chairman of the Board, the President or any two of the directors.

         Notice of any special meeting shall be given by the Secretary to each director either by mail or by telegram, facsimile, telephone or other electronic communication or transmission. If

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mailed, such notice shall be deemed adequately delivered when deposited in the
United States mails so addressed, with postage thereon prepaid, at least three days before such meeting. If by telegram, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph Corporation at least twenty-four hours before such meeting. If by facsimile, telephone or other electronic communication or transmission, such notice shall be transmitted at least twenty-four hours before such meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

         Except as otherwise provided by applicable law, at any meeting at which every director shall be present, even though without notice, any business may be transacted. No notice of any adjourned meeting need be given.

         The Board shall meet immediately after election, following the Annual Meeting of Stockholders, for the purpose of organizing, for the election of corporate officers as hereinafter specified, and for the transaction of any other business which may come before it. No notice of such meeting shall be necessary.

         Section 5. Quorum. Except as otherwise expressly required by these By-Laws or by statute, a majority of the directors then in office (but not less than one-third of the total number of directors constituting the entire Board) shall be present at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of the directors present at any such meeting at which quorum is present shall be necessary for the passage of any resolution or for an act to be the act of the Board. In the absence of a quorum, a majority of the directors present may adjourn such meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given.

         Section 6. Compensation. Each director (other than a director who is a salaried officer of the Corporation or of any subsidiary of the Corporation), in consideration of his serving as such, shall be entitled to receive from the Corporation such amount per annum and such fees for attendance at meetings of the Board or of any committee of the Board (a "Committee"), or both, as the Board shall from time to time determine. The Board may likewise provide that the Corporation shall reimburse each director or member of a Committee for any expenses incurred by him on account of his attendance at any such meeting. Nothing contained in this Section shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                  ARTICLE III
                            COMMITTEES OF THE BOARD

         Section 1. Committees. The Board shall elect from the directors an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating Committee and any other Committee which the Board may by resolution prescribe. Any such other Committee shall be comprised of such persons and shall possess such authority as shall be set forth in such resolution.

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         Section 2. Procedure. Each Committee shall fix its own rules of procedure and shall meet where and as provided by such rules. Unless otherwise stated in these By-Laws, a majority of a Committee shall constitute a quorum. In the absence or disqualification of a member of any Committee, the members of such Committee present at any meeting, and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

         Section 3. Reports to the Board. All completed actions by the Executive, Audit and Compensation Committees shall be reported to the Board at the next succeeding Board meeting and shall be subject to revision or alteration by the Board, provided, that no acts or rights of third parties shall be affected by any such revision or alteration.

         Section 4. Executive Committee. The Board shall elect an Executive Committee comprised of the President and not less than two additional members of the Board. During the interval between the meetings of the Board, the Executive Committee shall possess and may exercise all the powers of the Board in the management and direction of all the business and affairs of the Corporation (except the matters hereinafter assigned to the Compensation Committee) including, without limitation, the power and authority to declare dividends and to authorize the issuance of stock, in such manner as the Executive Committee shall deem best for the interests of the Corporation in all cases in which specific directions shall not have been given by the Board.

         Section 5. Compensation Committee. The Board shall elect a Compensation Committee consisting of at least four members of the Board, none of whom shall be officers or employees of the Corporation or of any subsidiary Corporation. The Board shall appoint a chairman of such Committee who shall be one of its members. The Compensation Committee shall have such authority and duties as the Board by resolution shall prescribe.

         Section 6. Audit Committee. The Board shall elect from among its members an Audit Committee consisting of at least three members. The Board shall appoint a chairman of said Committee who shall be one of its members. The Audit Committee shall have such authority and duties as the Board by resolution shall prescribe. In no event shall a director who is also an officer or employee of the Corporation or any of its subsidiary companies serve as a member of such Committee. The President shall have the right to attend (but not vote at) each meeting of such Committee.

         Section 7. Nominating Committee. The Board shall elect from among its members a Nominating Committee consisting of at least three members. The Board shall appoint a chairman of said Committee who shall be one of its members. The Nominating Committee shall have such authority and duties as the Board by resolution shall prescribe. In no event shall a director who is also an officer or employee of the Corporation or any of its subsidiary companies serve as a member of such Committee. The President shall have the right to attend (but not vote at) each meeting of such Committee.

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                                   ARTICLE IV
                                    OFFICERS

         Section 1. General. The corporate officers of the Corporation shall consist of the following: a Chairman, whom shall be chosen from the Board, a President, a Treasurer, a Secretary and such other officers as the Board may from time to time designate. The same person may hold two or more offices, but no officer shall execute, acknowledge or verify any instrument in more than one capacity. All officers chosen by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV.

         Section 2. Term of Office. The officers of the Corporation shall be elected by the Board. Each such officer shall hold office until his successor is elected or appointed and qualified or until his earlier death, resignation or removal. Any officer may be removed, with or without cause, at any time by the Board. A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided in these By-Laws for election or appointment to such office.

         Section 3. Chairman of the Board. The chairman of the board shall preside at all meetings of the Board and meetings of the stockholders and shall have such other powers and duties as may be prescribed by the Board.

         Section 4. President. The president shall be the chief executive officer of the Corporation and shall exercise supervision over the business of the Corporation and over its several officers, subject, however, to the control of the Board. In the absence of the chairman of the board, the president shall preside at meetings of stockholders. The president shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, agreements, notes, and other instruments requiring his signature; and shall have all the powers and duties prescribed by the General Corporation Law of the State of Delaware and such others as the Board may from time to time assign to him.

         Section 5. Vice Presidents. The vice presidents, if any shall be elected, shall have such powers and duties as may from time to time be assigned to them by the Board, the chairman of the board or the president. At the request of the president, or in the case of his absence or disability, a vice president designated by the president (or in the absence of such designation, the vice president designated by the Board) shall perform all the duties of the president and, when so acting, shall have all the powers of the president. The authority of vice presidents to sign in the name of the Corporation certificates for shares and deeds, mortgages, bonds, agreements, notes and other instruments shall be coordinate with like authority of the president.

         Section 6. Secretary. The secretary shall keep minutes of all the proceedings of the stockholders and the Board and shall make proper record of the same, which shall be attested by him; shall have authority to execute and deliver certificates as to any of such proceedings and any other records of the Corporation; shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, agreements, notes and other instruments to be executed by the Corpora-

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tion which require his signature; shall give notice of meetings of stockholders and directors; shall produce on request at each meeting of stockholders a certified list of stockholders arranged in alphabetical order; shall keep such books and records as may be required by law or by the Board; and, in general, shall perform all duties incident to the office of secretary and such other duties as may from time to time be assigned to him by the Board, the chairman of the board or the president.

         Section 7. Treasurer. The treasurer shall be the chief financial officer of the Corporation and shall have general supervision of all finances; he shall have in charge all money, bills, notes, deeds, leases, mortgages and similar property belonging to the Corporation, and shall do with the same as may from time to time be required by the board of directors. He shall cause to be kept adequate and correct accounts of the business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital and shares, together with such other accounts as may be required; and he shall have such other powers and duties as may from time to time be assigned to him by the Board, the chairman of the board or the president.

         Section 8. Assistant and Subordinate Officers. Each other officer shall perform such duties as the Board, the chairman of the board or the president may prescribe. The Board may, from time to time, authorize any officer to appoint and remove subordinate officers, to prescribe their authority and duties, and to fix their compensation.

         Section 9. Duties of Officers May Be Delegated. In the absence of any officer of the Corporation, or for any other reason the Board may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of such officers to any other officer or to any director.

         Section 10. Compensation. The salaries of corporate officers shall be fixed by the Compensation Committee provided for in Section 5 of Article III hereof, except that the fixing of salaries below certain levels, determinable from time to time by the Compensation Committee, may in the discretion of the Committee be delegated to the Chief Executive Officer, subject to the approval of the Board.

                                   ARTICLE V
                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 1. Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an "Indemnitee") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against

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all liability and loss suffered and expenses (including, but not limited to, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlements) reasonably paid or incurred by such Indemnitee. Notwithstanding the preceding sentence, except as otherwise provided in Section 3, the Corporation shall be required to indemnify an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the Board. The Corporation's obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.

         Section 2. Advance Payment. The Corporation shall pay the expenses (including attorneys' fees) incurred by an Indemnitee in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this
Article V or otherwise.

         Section 3. Enforcement. If a claim for indemnification or payment of expenses under this Article V is not paid in full within thirty days after a written claim therefor by the Indemnitee has been received by the Corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or payment of expenses under applicable law.

         Section 4. Non-exclusivity. The rights conferred on any Indemnitee by this Article V shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise. This Article V shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.

         Section 5. Repeal or Modification. Any repeal or modification of the foregoing provisions of this Article V shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

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                                   ARTICLE VI
                                 CAPITAL STOCK

         Section 1. Form and Execution. Certificates for shares, certifying the number of full-paid shares owned, shall be issued to each stockholder in such form as shall be approved by the board of directors. Such certificates shall be signed by the chairman of the board of directors or the president or a vice president and by the secretary or an assistant secretary or the treasurer or an assistant treasurer; provided, however, that the signatures of any of such officers and the seal of the Corporation upon such certificates may be facsimiles, engraved, stamped or printed. If any officer or officers who shall have signed, or whose facsimile signature shall have been used, printed or stamped on any certificate or certificates for shares, shall cease to be such officer or officers, because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates shall nevertheless be as effective in all respects as though signed by a duly elected, qualified and authorized officer or officers, and as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be an officer or officers of the Corporation.

         Section 2. Transfer of Shares. Transfers of shares shall be made only upon the books of the Corporation by the holder, in person, or by power of attorney duly executed and filed with the Secretary of the Corporation, and on the surrender of the certificate or certificates of such shares, properly assigned. The Corporation may, if and whenever the Board shall so determine, maintain one or more offices or agencies, each in charge of an agent designated by the Board, where the shares of the capital stock of the Corporation shall be transferred and/or registered. The Board may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

         Section 3. Lost, Stolen or Destroyed Certificates. A new share certificate or certificates may be issued in place of any certificate theretofore issued by the Corporation which is alleged to have been lost, destroyed or wrongfully taken upon (i) the execution and delivery to the Corporation by the person claiming the certificate to have been lost, destroyed or wrongfully taken of an affidavit of that fact, specifying whether or not, at the time of such alleged loss, destruction or taking, the certificate was endorsed, and (ii) the furnishing to the Corporation of indemnity and other assurances, if any, satisfactory to the Corporation and to all transfer agents and registrars of the class of shares represented by the certificate against any and all losses, damages, costs, expenses or liabilities to which they or any of them may be subjected by reason of the issue and delivery of such new certificate or certificates or in respect of the original certificate.

         Section 4. Registered Stockholders. A person in whose name shares are of record on the books of the Corporation shall conclusively be deemed the unqualified owner and holder thereof for all purposes and to have capacity to exercise all rights of ownership. Neither the Corporation nor any transfer agent of the Corporation shall be bound to recognize any equitable interest in or

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claim to such shares on the part of any other person, whether disclosed upon such certificate or otherwise, nor shall they be obliged to see to the execution of any trust or obligation.

                                  ARTICLE VII
                                 MISCELLANEOUS

         Section 1. Dividends and Reserves. Dividends upon the capital stock of the Corporation may be declared as permitted by law by the Board or the Executive Committee at any regular or special meeting. Before payment of any dividend or making any distribution of profits, there may be set aside out of the surplus or net profits of the Corporation such sum or sums as the Board or the Executive Committee, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for such other purposes as the Board or Executive Committee shall think conducive to the interests of the Corporation, and any reserve so established may be abolished and restored to the surplus account by like action of the Board or the Executive Committee.

         Section 2. Seal. The seal of the Corporation shall bear the corporate name of the Corporation, the year of its Incorporation and the words "Corporate Seal, Delaware".

         Section 3. Waiver. Whenever any notice whatever is required to be given by statute or under the provisions of the Restated Certificate of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board, as the case may be, need be specified in any waiver of notice of such meeting.

         Section 4. Fiscal Year. The fiscal year of the Corporation shall begin with October first and end with September thirtieth.

         Section 5. Contracts. Except as otherwise required by law, the Restated Certificate of Incorporation or these By-Laws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the President or any Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board, the Chairman of the Board, the President or any Vice President of the Corporation may delegate contractual powers to others under his jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

         Section 6. Proxies. Unless otherwise provided by resolution adopted by the Board, the Chairman of the Board, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of

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stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

         Section 7. Amendments. These By-Laws may be made, altered, amended or repealed, in whole or in part, only in accordance with the provisions of Article Ninth of the Restated Certificate of Incorporation.

                                 CERTIFICATION

         The undersigned hereby certifies that she is the duly elected and acting _______________ Secretary of Waterlink, Inc., a Delaware corporation, and the keeper of its corporate records and minutes. The undersigned further hereby certifies that the above and foregoing is a true and correct copy of the By-Laws of said Corporation, as in force at the date hereof.

         WITNESS the hand of the undersigned and the seal of said Corporation, this _____ day of ______________________, 1997.


                                        WATERLINK, INC.


                                        -------------------------------
                                        Secretary


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